UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

SJ ELECTRONICS, INC.

(Exact name of Registrant as specified in charter)

Nevada	00052284	87-0530644
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-8862-8791-8838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2008, SJ Electronics, Inc. (the “Company”) filed a Current Report on Form 8-K to report that on May 15, 2008 it entered into and consummated a Note Purchase Agreement (the “Purchase Agreement”) to sell to certain accredited investors and to non-US persons $2,950,000 in principal amount 15% Senior Secured Convertible Notes Due 2009 (the “Notes”).

On May 30, 2008 the Company entered into and consummated a Purchase Agreement to sell to certain other accredited investors and non-US persons $700,000 in principal amount additional Notes.

The Notes mature one year after the date of issuance. The Notes pay 15% interest (accruing monthly) at maturity, and are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price equal to $1.30 per share (the “Conversion Price”). In the event of a conversion, accrued interest shall be automatically converted into common stock. In addition, the Company has the right to prepay the entire outstanding principal due under the Notes upon certain conditions, including, but not limited to, that no event of default has occurred or is continuing.

The Conversion Price is subject to adjustment for certain events, including the dividends, distributions or split of the Company’s Common Stock, or in the event of the Company’s consolidation, merger or reorganization. In addition, the Conversion Price is also subject to adjustment in the event that the Company’s pre-tax net income (the “Actual Income”) for the year ended December 31, 2008, shall be less than $10,000,000 (the “2008 Projected Income”). In such event the Conversion Price shall be reduced, if applicable, by a pro-rata percentage equal to the percentage of the shortfall in the Actual Income from the 2008 Projected Income; provided, that such adjustment shall not reduce the Conversion Price to a price lower than $0.65 per share.

The Company's obligations under the Purchase Agreement and the Notes are secured by certain accounts receivable of the Company, and by a guaranty of Yu-ping Agatha Shen, the Company’s Chairman, and the pledge of 10,000,000 shares of Common Stock owned by Ms. Shen, pursuant to a Pledge and Security Agreement, dated as of May 15, 2008. In addition, the Company entered into a Lockbox Agreement which provides that the Company shall direct its account debtors to pay funds owed to the Company to an account maintained for the ratable benefit of the investors, which funds shall be withdrawn from this account as set forth therein.

Under the Purchase Agreements, the Company is obligated to file a registration statement (the "Registration Statement") with the SEC registering the resale of the Common Stock issuable upon conversion of the Notes. The Company is obligated to use its best efforts to cause the Registration Statement to be filed no later than 45 days after the closing date and to insure that the Registration Statement remains in effect until all of the shares of Common Stock issuable upon conversion of the Notes have been sold. In the event of a default of the Company’s registration obligations under the Purchase Agreements, including its agreement to file the Registration Statement with the Commission no later than 45 days after the closing date, or if the Registration Statement is not declared effective within 180 days after the closing date, it is required to pay to the investors, as partial liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 1% of the liquidated value of the Notes not to exceed an aggregate of 10% of the principal amount of the Notes at the time outstanding.

The Company relied upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D, and Regulation S promulgated thereunder.

Item 2.03	Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

Exhibit 10.1	Form of Note Purchase Agreement by and among the Company and the investors thereto, dated as of May 15, 2008.*

Exhibit 10.2	Form of 15% Senior Secured Convertible Note Due 2009 of the Company dated May 15, 2008.*

Exhibit 10.3
Form of Pledge and Security Agreement dated as of May 15, 2008 by the Company and Agatha Shen in favor of Tri-State Title & Escrow, LLC in its capacity as Collateral Agent for and on behalf of the noteholders.*

Exhibit 10.4	Form of Lockbox Agreement dated as of May 15, 2008 by and among the Company, the Collateral Agent and Ming Liu in his capacity as Lockbox Agent.*

Exhibit 10.5	Form of Collateral Agency Agreement dated as of May 15, 2008 by and among the Collateral Agent and the noteholders.*
*Incorporated by reference to our Current Report on Form 8-K filed by the Company with the SEC on May 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJ Electronics, Inc.

June 5, 2008	By:	/s/ Agatha Shen
Agatha Shen Chairman